Exhibit 99.1

APPLIED MATERIALS ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2012 RESULTS

Expects Orders to Increase in the First Quarter of FY2013

•
Fourth quarter net sales of $1.65 billion down 30 percent sequentially; Q4 non-GAAP EPS of 6 cents at high end of expectations; Q4 GAAP loss of 42 cents included a goodwill impairment and restructuring charges

•
FY2012 net sales of $8.72 billion down 17 percent; FY2012 non-GAAP EPS of 75 cents down 42 percent; FY2012 GAAP EPS of 9 cents included a goodwill impairment along with acquisition-related and restructuring charges

•	Returned $1.85 billion to stockholders in FY2012 including $1.42 billion in stock repurchases
SANTA CLARA, Calif., November 15, 2012 — Applied Materials, Inc. (NASDAQ:AMAT), the global leader in manufacturing solutions for the semiconductor, display and solar industries, today reported results for its fourth quarter and fiscal year ended October 28, 2012.
In the fourth quarter, Applied generated orders of $1.47 billion and net sales of $1.65 billion. The company recorded a goodwill impairment and restructuring charges totaling $545 million and reported an operating loss of $499 million, with a net loss of $515 million or 42 cents per diluted share. Non-GAAP operating income was $114 million, and non-GAAP net income was $70 million or 6 cents per share, at the high end of the company's expectations.
In FY2012, the company reported orders of $8.04 billion, net sales of $8.72 billion, operating income of $411 million, and net income of $109 million or 9 cents per diluted share. Non-GAAP operating income for the year was $1.38 billion, and non-GAAP net income was $960 million or 75 cents per share.
“In our fourth quarter, Applied delivered profit at the high end of our outlook despite challenging industry conditions in semiconductor, solar and display,” said Mike Splinter, Chairman and CEO. “Our strong cash flow performance allowed us to increase our quarterly dividend and share buybacks, returning $1.85 billion to stockholders in the year.”
“We see improving business conditions entering 2013, with orders projected to increase after bottoming in the fourth quarter," Splinter added. "Accelerated changes in device technology and the adoption of new materials in all of the industries we serve provide opportunities for Applied to build on our leadership and grow our market share.”
Quarterly Results Summary

GAAP Results	Q4 FY2012	Q3 FY2012	Q4 FY2011
Net sales	$1.65 billion	$2.34 billion	$2.18 billion
Operating income (loss)	$(499) million	$322 million	$361 million
Net income (loss)	$(515) million	$218 million	$456 million
Diluted earnings (loss) per share (EPS)	$(0.42)	$0.17	$0.34
Non-GAAP Results
Non-GAAP operating income	$114 million	$431 million	$384 million
Non-GAAP net income	$70 million	$300 million	$271 million
Non-GAAP diluted EPS	$0.06	$0.24	$0.21

Fourth quarter results included a $421 million goodwill impairment charge associated with the Energy and Environmental Solutions (EES) segment. The goodwill impairment reflects the deterioration in solar equipment market conditions, our customers' financial condition and reduced market valuations, causing Applied to reassess the recoverability of the segment's goodwill. Applied also reported $124 million in charges related to previously announced restructuring plans and the integration of Varian.

Applied Materials, Inc.

Fourth quarter orders for Varian products of $152 million and net sales of $195 million were reported within the Silicon Systems Group (SSG) and Applied Global Services (AGS) segments. The Varian business contributed approximately one cent to the company's non-GAAP EPS in the quarter, which excluded acquisition-related charges equivalent to approximately three cents per share. In FY2012, orders for Varian products totaled $1.03 billion, and net sales were $1.02 billion. The Varian business contributed approximately 11 cents to Applied's non-GAAP EPS, which excluded acquisition-related charges equivalent to approximately 20 cents per share.
Applied's non-GAAP results exclude the impact of the following, where applicable: certain discrete tax items; restructuring charges and any associated adjustments; certain acquisition-related costs; impairments of assets, goodwill, or investments; and/or gain or loss on sale of facilities. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release. See also “Use of Non-GAAP Financial Measures” below.
Fourth Quarter Reportable Segment Results and Comparisons to the Third Quarter
Silicon Systems Group (SSG) orders were $741 million, down 36 percent, primarily due to lower orders in foundry and memory, partially offset by increased orders in logic. Net sales were $870 million, down 44 percent. Non-GAAP operating income decreased to $95 million or 10.9 percent of net sales. GAAP operating income decreased to $41 million or 4.7 percent of net sales. New order composition was: foundry 47 percent, flash 8 percent, logic and other 40 percent, and DRAM 5 percent.
Applied Global Services (AGS) orders were $576 million, up 8 percent driven by service contract renewals. Net sales were $621 million, up 7 percent, which included $85 million in sales of a thin film production line. Non-GAAP operating income increased to $171 million or 27.5 percent of net sales. GAAP operating income increased to $164 million or 26.4 percent of net sales.
Display orders were $83 million, up 24 percent from low levels. Net sales were $93 million, down 35 percent. Non-GAAP operating income decreased to $4 million or 4.3 percent of net sales. GAAP operating income decreased to $3 million or 3.2 percent of net sales.
Energy and Environmental Solutions (EES) orders were $65 million, up 86 percent from low levels driven by demand for roll-to-roll deposition equipment. Net sales were $62 million, down 19 percent. EES had a non-GAAP operating loss of $46 million and a GAAP operating loss of $480 million.
Additional Quarterly Financial Information and Comparisons to the Third Quarter

•	Backlog decreased by $215 million to $1.6 billion and included negative adjustments of $42 million.

•	Gross margin was 38.4 percent on a non-GAAP basis, down from 41.6 percent, reflecting the decrease in net sales. GAAP gross margin was 35.6 percent.

•
Operating expenses were $518 million on a non-GAAP basis, down from $543 million, with the decrease primarily reflecting an adjustment in compensation accruals. GAAP operating expenses were $1.09 billion.

•	The effective tax rate was 26.3 percent on a non-GAAP basis. The GAAP effective tax rate was 3.2 percent.

•	Cash, cash equivalents and investments ended the quarter at $3.0 billion.
Full-Year Reportable Segment Results and Comparisons to the Prior Year
SSG orders decreased by 4 percent to $5.29 billion, net sales increased by 2 percent to $5.54 billion, non-GAAP operating income decreased to $1.54 billion or 27.8 percent of net sales, and operating income decreased to $1.24 billion or 22.5 percent of net sales.
AGS orders decreased by 3 percent to $2.27 billion, net sales decreased by 5 percent to $2.29 billion, non-GAAP operating income increased to $530 million or 23.2 percent of net sales, and operating income increased to $502 million or 22.0 percent of net sales.
Display orders decreased by 57 percent to $274 million, net sales decreased by 32 percent to $473 million, non-GAAP operating income decreased to $32 million or 6.8 percent of net sales, and operating income decreased to $25 million or 5.3 percent of net sales.
EES orders decreased by 88 percent to $195 million and net sales decreased by 79 percent to $425 million. The business generated a non-GAAP operating loss of $184 million and a GAAP operating loss of $668 million.

Applied Materials, Inc.

Business Outlook
For the first quarter of fiscal 2013, Applied expects net sales to be flat to down 15 percent sequentially. The company expects non-GAAP EPS to be in the range of $0.00 to $0.06. The non-GAAP EPS outlook excludes known charges related to completed acquisitions of approximately $0.05 per share but does not exclude other non-GAAP adjustments that may arise subsequent to this release.

Use of Non-GAAP Financial Measures
Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding Applied’s performance, industry conditions, technology changes, opportunities, strategic position, and business outlooks for the first quarter of fiscal 2013. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, end-demand for electronic products and semiconductors, government renewable energy policies and incentives, and customers’ new technology and capacity requirements; variability of operating expenses and results among the company’s segments caused by differing conditions in the served markets; the concentrated nature of Applied’s customer base; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) timely align its cost structure with business conditions and achieve the intended objectives of cost-reduction activities, (iii) plan and manage its resources and production capability, (iv) integrate Varian and realize synergies, (v) obtain and protect intellectual property rights in key technologies, (vi) attract, motivate and retain key employees, and (vii) accurately forecast future results, which depends on multiple assumptions related to, without limitation, market conditions, customer requirements and business needs; and other risks described in Applied's most recent current and periodic SEC reports. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.

About Applied Materials
Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in providing innovative equipment, services and software to enable the manufacture of advanced semiconductor, flat panel display and solar photovoltaic products. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. At Applied Materials, we turn today’s innovations into the industries of tomorrow. Learn more at www.appliedmaterials.com.

Contact:
Matt Ceniceros (editorial/media) 408.768.8169
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended			Twelve Months Ended
(In millions, except per share amounts)	October 28, 2012	July 29, 2012	October 30, 2011	October 28, 2012	October 30, 2011
Net sales	$1,646	$2,343	$2,182	$8,719	$10,517
Cost of products sold	1,060	1,413	1,330	5,406	6,157
Gross margin	586	930	852	3,313	4,360
Operating expenses:
Research, development and engineering	303	309	269	1,237	1,118
Selling, general and administrative	237	255	222	1,076	901
Impairment of goodwill	421	—	—	421	—
Restructuring charges and asset impairments	124	44	—	168	(30)
Gain on sale of facilities, net	—	—	—	—	(27)
Total operating expenses	1,085	608	491	2,902	1,962
Income (loss) from operations	(499)	322	361	411	2,398
Impairment of strategic investments	14	—	3	17	3
Interest and other expenses	24	24	24	95	59
Interest and other income, net	5	4	10	17	42
Income (loss) before income taxes	(532)	302	344	316	2,378
Provision (benefit) for income taxes	(17)	84	(112)	207	452
Net income (loss)	$(515)	$218	$456	$109	$1,926
Earnings (loss) per share:
Basic	$(0.42)	$0.17	$0.35	$0.09	$1.46
Diluted	$(0.42)	$0.17	$0.34	$0.09	$1.45
Weighted average number of shares:
Basic	1,220	1,257	1,312	1,266	1,319
Diluted	1,220	1,268	1,321	1,277	1,330

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	October 28, 2012	October 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,392	$5,960
Short-term investments	545	283
Accounts receivable, net	1,220	1,532
Inventories	1,272	1,701
Deferred income taxes, net	369	580
Other current assets	304	299
Total current assets	5,102	10,355
Long-term investments	1,055	931
Property, plant and equipment, net	910	866
Goodwill	3,518	1,335
Purchased technology and other intangible assets, net	1,355	211
Deferred income taxes and other assets	162	163
Total assets	$12,102	$13,861
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,436	$1,520
Customer deposits and deferred revenue	755	1,116
Income taxes payable	74	158
Total current liabilities	2,265	2,794
Long-term debt	1,946	1,947
Deferred income taxes and income taxes payable	341	104
Employee benefits and other liabilities	315	216
Total liabilities	4,867	5,061
Total stockholders’ equity	7,235	8,800
Total liabilities and stockholders’ equity	$12,102	$13,861

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended		Twelve Months Ended
	October 28, 2012	October 30, 2011	October 28, 2012	October 30, 2011
Cash flows from operating activities:
Net income (loss)	$(515)	$456	$109	$1,926
Adjustments required to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	97	59	422	246
Net loss (gain) on dispositions and fixed asset retirements	(4)	10	7	(13)
Provision for bad debts	5	5	14	5
Impairment of goodwill	421	—	421	—
Restructuring charges and asset impairments	124	—	168	(30)
Deferred income taxes	56	222	161	122
Net loss on investments and amortization on debt securities	7	6	23	19
Impairment of strategic investments	14	—	17	—
Share-based compensation	44	37	182	146
Net change in operating assets and liabilities, net of amounts acquired	162	(96)	327	5
Cash provided by operating activities	411	699	1,851	2,426
Cash flows from investing activities:
Capital expenditures	(41)	(73)	(162)	(209)
Cash paid for acquisition, net of cash acquired	(1)	—	(4,190)	—
Proceeds from sale of facilities and dispositions	—	4	—	130
Proceeds from sales and maturities of investments	254	754	1,019	1,926
Purchases of investments	(175)	(192)	(1,327)	(1,137)
Cash provided by (used in) investing activities	37	493	(4,660)	710
Cash flows from financing activities:
Debt borrowings (repayments), net	—	—	(1)	1,744
Payments of debt issuance costs	—	—	—	(14)
Proceeds from common stock issuances	45	31	97	95
Common stock repurchases	(516)	(175)	(1,416)	(468)
Payments of dividends to stockholders	(111)	(106)	(434)	(397)
Cash provided by (used in) financing activities	(582)	(250)	(1,754)	960
Effect of exchange rate changes on cash and cash equivalents	(3)	—	(5)	6
Increase (decrease) in cash and cash equivalents	(137)	942	(4,568)	4,102
Cash and cash equivalents — beginning of period	1,529	5,018	5,960	1,858
Cash and cash equivalents — end of period	$1,392	$5,960	$1,392	$5,960
Supplemental cash flow information:
Cash payments for income taxes	$10	$100	$243	$761
Cash refunds from income taxes	$74	$285	$79	$289
Cash payments for interest	$7	$7	$94	$14

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reportable Segment Results

	Q4 FY2012			Q3 FY2012			Q4 FY2011
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$741	$870	$41	$1,166	$1,545	$427	$925	$1,067	$278
AGS	576	621	164	531	579	122	564	629	160
Display	83	93	3	67	142	10	20	171	31
EES	65	62	(480)	35	77	(102)	86	315	17
Corporate	—	—	(227)	—	—	(135)	—	—	(125)
Consolidated	$1,465	$1,646	$(499)	$1,799	$2,343	$322	$1,595	$2,182	$361

	FY 2012			FY 2011
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$5,294	$5,536	$1,243	$5,489	$5,415	$1,764
AGS	2,274	2,285	502	2,333	2,413	482
Display	274	473	25	636	699	147
EES	195	425	(668)	1,684	1,990	453
Corporate	—	—	(691)	—	—	(448)
Consolidated	$8,037	$8,719	$411	$10,142	$10,517	$2,398

Corporate Unallocated Expenses

(In millions)	Q4 FY2012	Q3 FY2012	Q4 FY2011	FY 2012	FY 2011
Restructuring charges and asset impairments, net	$111	$—	$—	$111	$(21)
Share-based compensation	44	42	36	182	146
Gain on sale of facilities	—	—	—	—	(27)
Other unallocated expenses	72	93	89	398	350
Corporate	$227	$135	$125	$691	$448

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Additional Information

	Q4 FY2012		Q3 FY2012		Q4 FY2011
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
North America	435	373	420	441	324	434
% of Total	30%	23%	23%	19%	20%	20%
Europe	165	271	172	184	176	271
% of Total	11%	16%	9%	8%	11%	12%
Japan	184	129	128	189	173	255
% of Total	12%	8%	7%	8%	11%	12%
Korea	115	127	299	392	330	363
% of Total	8%	8%	17%	17%	21%	17%
Taiwan	390	457	588	811	283	353
% of Total	27%	28%	33%	34%	18%	16%
Southeast Asia	74	97	91	72	98	98
% of Total	5%	6%	5%	3%	6%	4%
China	102	192	101	254	211	408
% of Total	7%	11%	6%	11%	13%	19%

Employees (In thousands)
Regular Full Time	14.5		14.6		12.9

	FY 2012		FY 2011
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales
North America	1,995	1,749	2,069	1,963
% of Total	25%	20%	20%	19%
Europe	817	863	1,022	1,120
% of Total	10%	10%	10%	11%
Japan	600	704	1,001	912
% of Total	7%	8%	10%	9%
Korea	1,784	1,897	1,286	1,263
% of Total	22%	22%	13%	12%
Taiwan	2,155	2,411	2,235	2,093
% of Total	27%	28%	22%	20%
Southeast Asia	283	312	463	592
% of Total	4%	3%	5%	5%
China	403	783	2,066	2,574
% of Total	5%	9%	20%	24%

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended			Twelve Months Ended
(In millions, except percentages)	October 28, 2012	July 29, 2012	October 30, 2011	October 28, 2012	October 30, 2011
Non-GAAP Gross Margin
Reported gross margin (GAAP basis)	$586	$930	$852	$3,313	$4,360
Certain items associated with acquisitions[1]	46	44	10	253	37
Non-GAAP gross margin	$632	$974	$862	$3,566	$4,397
Non-GAAP gross margin percent (% of net sales)	38.4%	41.6%	39.5%	40.9%	41.8%
Non-GAAP Operating Income
Reported operating income (loss) (GAAP basis)	$(499)	$322	$361	$411	$2,398
Certain items associated with acquisitions[1]	55	57	13	298	51
Acquisition integration and deal costs	13	8	10	81	19
Impairment of goodwill	421	—	—	421	—
Restructuring charges and asset impairments[2,3,4,5]	124	44	—	168	(30)
Gain on sale of facilities, net	—	—	—	—	(27)
Non-GAAP operating income	$114	$431	$384	$1,379	$2,411
Non-GAAP operating margin percent (% of net sales)	6.9%	18.4%	17.6%	15.8%	22.9%
Non-GAAP Net Income
Reported net income (loss) (GAAP basis)	$(515)	$218	$456	$109	$1,926
Certain items associated with acquisitions[1]	55	57	13	298	51
Acquisition integration and deal costs	13	8	10	81	19
Impairment of goodwill	421	—	—	421	—
Restructuring charges and asset impairments[2,3,4,5]	124	44	—	168	(30)
Impairment of strategic investments	14	—	3	17	3
Gain on sale of facilities, net	—	—	—	—	(27)
Reinstatement of federal R&D tax credit	—	—	—	—	(13)
Resolution of audits of prior years’ income tax filings	(5)	(10)	(203)	(22)	(203)
Income tax effect of non-GAAP adjustments	(37)	(17)	(8)	(112)	(3)
Non-GAAP net income	$70	$300	$271	$960	$1,723

1	These items are incremental charges attributable to acquisitions, consisting of inventory fair value adjustments on products sold, and amortization of purchased intangible assets.

2
Results for the three months ended July 29, 2012 included severance charges of $24 million and asset impairment charges of $11 million related to the restructuring program announced on May 10, 2012 and severance charges of $9 million related to the integration of Varian.

3
Results for the three months ended October 28, 2012 included severance and other charges of $106 million related to the restructuring program announced on October 3, 2012, restructuring and asset impairment charges of $12 million related to the restructuring program announced on May 10, 2012, and severance charges of $6 million related to the integration of Varian.

4
Results for the twelve months ended October 28, 2012 included severance and other charges of $106 million related to the restructuring program announced on October 3, 2012, restructuring and asset impairment charges of $48 million related to the restructuring program announced on May 10, 2012, and severance charges of $14 million related to the integration of Varian.

5
Results for the twelve months ended October 30, 2011 included favorable adjustments of $36 million related to a restructuring program announced on July 21, 2010, $19 million related to a restructuring program announced on November 11, 2009, and $5 million related to a restructuring program announced on November 12, 2008, partially offset by asset impairment charges of $30 million primarily related to certain fixed and intangible assets.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended			Twelve Months Ended
(In millions except per share amounts)	October 28, 2012	July 29, 2012	October 30, 2011	October 28, 2012	October 30, 2011
Non-GAAP Earnings Per Diluted Share
Reported earnings (loss) per diluted share (GAAP basis)	$(0.42)	$0.17	$0.34	$0.09	$1.45
Certain items associated with acquisitions	0.04	0.04	0.01	0.19	0.03
Acquisition integration and deal costs	0.01	0.01	0.01	0.05	0.01
Impairment of goodwill	0.34	—	—	0.33	—
Restructuring charges and asset impairments	0.08	0.03	—	0.10	(0.01)
Impairment of strategic investments	0.01	—	—	0.01	—
Gain on sale of facilities, net	—	—	—	—	(0.02)
Reinstatement of federal R&D tax credit and resolution of audits of prior years’ income tax filings	—	(0.01)	(0.15)	(0.02)	(0.16)
Non-GAAP earnings per diluted share	$0.06	$0.24	$0.21	$0.75	$1.30
Weighted average number of diluted shares	1,234	1,268	1,321	1,277	1,330

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended			Twelve Months Ended
(In millions, except percentages)	October 28, 2012	July 29, 2012	October 30, 2011	October 28, 2012	October 30, 2011
Non-GAAP SSG Operating Income
Reported operating income (GAAP basis)	$41	$427	$278	$1,243	$1,764
Certain items associated with acquisitions[1]	45	47	4	253	12
Acquisition integration and deal costs	6	7	3	37	3
Restructuring charges and asset impairments[2,3,4]	3	1	—	4	—
Non-GAAP operating income	$95	$482	$285	$1,537	$1,779
Non-GAAP operating margin percent (% of net sales)	10.9%	31.2%	26.7%	27.8%	32.9%
Non-GAAP AGS Operating Income
Reported operating income (GAAP basis)	$164	$122	$160	$502	$482
Certain items associated with acquisitions[1]	3	2	2	13	7
Restructuring charges and asset impairments[2,3,4,5]	4	11	—	15	24
Non-GAAP operating income	$171	$135	$162	$530	$513
Non-GAAP operating margin percent (% of net sales)	27.5%	23.3%	25.8%	23.2%	21.3%
Non-GAAP Display Operating Income
Reported operating income (GAAP basis)	$3	$10	$31	$25	$147
Certain items associated with acquisitions[1]	1	2	2	7	7
Non-GAAP operating income	$4	$12	$33	$32	$154
Non-GAAP operating margin percent (% of net sales)	4.3%	8.5%	19.3%	6.8%	22.0%
Non-GAAP EES Operating Income
Reported operating income (loss) (GAAP basis)	$(480)	$(102)	$17	$(668)	$453
Certain items associated with acquisitions[1]	7	6	6	25	25
Impairment of goodwill	421	—	—	421	—
Restructuring charges and asset impairments[2,3,4,5]	6	32	—	38	(34)
Non-GAAP operating income (loss)	$(46)	$(64)	$23	$(184)	$444
Non-GAAP operating margin percent (% of net sales)	(74.2)%	(83.1)%	7.3%	(43.3)%	22.3%

1	These items are incremental charges attributable to acquisitions, consisting of inventory fair value adjustments on products sold, and amortization of purchased intangible assets.

2
Results for the three months ended July 29, 2012 included severance charges of $24 million and asset impairment charges of $11 million related to the restructuring program announced on May 10, 2012 and severance charges of $9 million related to the integration of Varian.

3
Results for the three months ended October 28, 2012 included restructuring and asset impairment charges of $7 million related to the restructuring program announced on May 10, 2012, and severance charges of $6 million related to the integration of Varian.

4
Results for the twelve months ended October 28, 2012 included restructuring and asset impairment charges of $43 million related to the restructuring program announced on May 10, 2012 and severance charges of $14 million related to the integration of Varian.

5
Results for the twelve months ended October 30, 2011 included favorable adjustments of $36 million related to a restructuring program announced on July 21, 2010, partially offset by asset impairment charges of $26 million primarily related to certain fixed and intangible assets.

Applied Materials, Inc.

APPLIED MATERIALS, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES

Three Months Ended
(In millions)	October 28, 2012

Operating expenses (GAAP basis)	$1,085
Certain items associated with acquisitions	(9)
Acquisition integration and deal costs	(13)
Impairment of goodwill	(421)
Restructuring charges and asset impairments	(124)
Non-GAAP operating expenses	$518

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	October 28, 2012

Provision (benefit) for income taxes (GAAP basis) (a)	$(17)
Income tax effect of non-GAAP adjustments	37
Resolutions from audits of prior years' income tax filings	5
Non-GAAP provision for income taxes (b)	$25

Income (loss) before income taxes (GAAP basis) (c)	$(532)
Certain items associated with acquisitions	55
Acquisition integration and deal costs	13
Impairment of goodwill	421
Restructuring charges and asset impairments	124
Impairment of strategic investments	14
Non-GAAP income before income taxes (d)	$95

Effective income tax rate (GAAP basis) (a/c)	3.2%

Non-GAAP effective income tax rate (b/d)	26.3%